UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 26, 2013

DAVI LUXURY BRAND GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53609	26-2463412
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9426 Dayton Way Beverly Hills, CA 90210
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 288-8393

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities.

From March 6, 2013 to May 1, 2013, Davi Luxury Brand Group, Inc. (“we,” “our,” “us” or the “Company”) issued securities of the Company as described below:

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On March 6, 2013, we sold 250,000 shares of common stock to an accredited investor for proceeds of $25,000.

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On March 26, 2013, we issued to a consultant a thirteen-month warrant to purchase up to an aggregate of 650,000 shares of common stock at an exercise price of $0.10 per share.  We issued the warrant for services rendered.  The exercise price of the warrant is subject to adjustments for stock splits, combinations, stock dividends and reclassifications.  The warrant is exercisable at any time.

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On April 12, 2013, we sold an additional 1,000,000 shares of common stock to a second accredited investor for proceeds of $100,000.

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On April 12, 2013, we issued to two consultants two-year warrants to purchase up to an aggregate of 300,000 shares of common stock for services rendered (which warrants are now held by three persons).  The exercise price of the warrants is $0.10 per share, subject to adjustments for stock splits, combinations, stock dividends and reclassifications.  The warrants are exercisable at any time.

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On April 26, 2013, we issued to a consultant a two-year warrant to purchase up to an aggregate of 50,000 shares of common stock at an exercise price of $0.10 per share.  We issued the warrant for services rendered.  The exercise price of the warrant is subject to adjustments for stock splits, combinations, stock dividends and reclassifications.  The warrant is exercisable at any time.

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On April 30, 2013, we sold 1,000,000 shares of common stock to an accredited investor for proceeds of $100,000, and on May 1, 2013, we sold an additional 1,000,000 shares of common stock to a second accredited investor for proceeds of $100,000. Our subscription agreement in this offering provides that any investor who purchases $100,000 or more of shares of common stock also receives a warrant to purchase 25% of the number of shares of common stock purchased by such investor. Accordingly, we also issued to each investor, for no additional consideration, a one-year warrant to purchase up to an aggregate of 250,000 shares of common stock at an exercise price of $0.10 per share. The exercise price of the warrant is subject to adjustments for stock splits, combinations, stock dividends and reclassifications. The warrant is exercisable at any time.

The foregoing issuances of securities were exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) of the Securities Act, because:  (i) the Company did not engage in any general solicitation or general advertising in connection with the offer and sale of any of the securities; (ii) the Company reasonably believed that each consultant and investor had knowledge and experience in financial and business matters such that each such person was capable of evaluating the merits and risks of investing in our securities; (iii) each investor represented he was acquiring the securities for investment purposes only; and (iv) the Company placed appropriate legends and restrictions on transfer on the securities issued.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVI LUXURY BRAND GROUP, INC.

Date: May 8, 2013	By: /s/ Parrish Medley Name: Parrish Medley Title: President, Chief Executive Officer and Interim Chief Financial Officer